Exhibit 10.4(b)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is dated as of January 8, 2010, between 27200 Associates, LLC, a California limited liability company (“Lessor”), and Kythera Biopharmaceuticals, Inc., a Delaware corporation (“Lessee”).

A.            Lessor and Lessee entered into that certain Standard Multi-Tenant Office Lease-Gross dated as of December, 2009 (the “Lease”), with respect to certain premises commonly known as Suite 200 in the building located at 27200 Agoura Road, Calabasas, California 91301 (the “Premises”). Initially capitalized terms not specifically defined herein shall have the meanings set forth in the Lease.

B.            Lessor and Lessee desire to amend the Lease in order to amend the Base Rent commencement date, and as otherwise set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree, and amend the Lease as follows:

1.             Base Rent Commencement. Section 1.5 of the Lease is hereby deleted in its entirety and is replaced with the following:

“1.5. Base Rent: $14,021.15 per month (“Base Rent”), payable on the First day of each month commencing January 1, 2010 (See also Paragraph 4). There are provisions in this Lease for the Base Rent to be adjusted (See Paragraph 50).”

2.             Reaffirmation of Obligations. Lessor and Lessee hereby acknowledge and reaffirm all of the terms of the Lease, as such Lease has been amended by this First Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this First Amendment. Except as expressly provided herein, the Lease remains unmodified and in full force and effect.

3.             Miscellaneous. The agreements, conditions and provisions herein contained shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. If any provisions of this First Amendment or the Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease or this First Amendment and all such other provisions shall remain in full force and effect. If there is any inconsistency between the provisions of this First Amendment and the other provisions of the Lease, the provisions of this First Amendment shall control with respect to the subject matter of this First Amendment. This First Amendment shall be construed in accordance with the laws of the state of California. This First Amendment constitutes a part of the Lease and is incorporated by this reference.

IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to be duly executed and delivered as of the date above written.

“Lessor”

27200 ASSOCIATES, LLC
a California limited liability company

By:	ADC Real Estate Group, Ltd.
a California limited partnership
Its:	Manager

	By:	ADC Investments, Inc.,
a California corporation
	Its:	General Partner

	By:	/s/ Joseph T. Amoroso
	Name:	Joseph T. Amoroso
	Title:	President

“Lessee”

KYTHERA BIOPHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Keith R. Leonard
Name:	Keith R. Leonard
Title:	President and CEO